                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12


                           PAIRGAIN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                 Name of Registrant as Specified in its Charter


--------------------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-16(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [PAIRGAIN LOGO]
 14402 Franklin Avenue, Tustin, CA 92780-7013 (714) 832-9922 FAX (714) 832-9924




TO THE STOCKHOLDERS OF PAIRGAIN TECHNOLOGIES, INC.

        You are cordially invited to attend the Annual Meeting of Stockholders of PairGain Technologies, Inc. ("PairGain") on Wednesday, June 16, 1999, at 10:00 a.m. Pacific Daylight Time. The Annual Meeting will be held at our offices at 14402 Franklin Avenue in Tustin, California.

        At the meeting you will be asked to consider and vote on the following proposals:

        o the ratification of the appointment of one individual to serve on our Board of Directors until 2001, and the re-election of three individuals to serve on our Board of Directors until 2002;

        o the approval of a series of amendments to the 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") which will:

            o increase the number of shares of PairGain common stock available for issuance under the 1993 Plan by an additional 2,000,000 shares;

            o require all option grants and direct stock issuances to be made at not less than 100% of the fair market value of the shares on the grant or issue date;

            o   eliminate the option cancellation/regrant provisions; and

            o   eliminate the financing provisions of the 1993 Plan; and

        o the approval of the selection of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 1999.

        Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage pre-paid envelope. By returning the proxy card, you can help us avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares are not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.



                                           /s/ MICHAEL PASCOE


                                           MICHAEL PASCOE
                                           Chief Executive Officer and President

Tustin, California
May 7, 1999

                           PAIRGAIN TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 16, 1999

To the Stockholders of PairGain Technologies, Inc.

        NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of PairGain Technologies, Inc. ("PairGain"), will be held at our offices at 14402 Franklin Avenue in Tustin, California, on June 16, 1999, at 10:00 a.m. local time for the following purposes:

        o the ratification of the appointment of one individual to serve on our Board of Directors until 2001, and the re-election of three individuals to serve on our Board of Directors until 2002;

        o the approval of a series of amendments to the 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") which will:

            o increase the number of shares of PairGain common stock available for issuance under the 1993 Plan by an additional 2,000,000 shares;

            o require all option grants and direct stock issuances to be made at not less than 100% of the fair market value of the shares on the grant or issue date;

            o   eliminate the option cancellation/regrant provisions; and

            o   eliminate the financing provisions of the 1993 Plan;

        o the approval of the selection of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 1999; and

        o to conduct such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

        The close of business on April 26, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record at such time will be entitled to vote. The stock transfer books of PairGain will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of PairGain.

        You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, postage pre-paid envelope. It will assist us in keeping down the expenses of the Annual Meeting if all stockholders, whether you own a few shares or many shares, return your signed proxies promptly.

        A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, IN ORDER TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO US OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES.



                                         YOUR VOTE IS IMPORTANT

                                         By Order of the Board of Directors,

                                         /s/ CHARLES W. MCBRAYER

                                         CHARLES W. MCBRAYER
                                         Secretary and Chief Financial Officer

Tustin, California
May 7, 1999

                           PAIRGAIN TECHNOLOGIES, INC.
                              14402 FRANKLIN AVENUE
                            TUSTIN, CALIFORNIA 92780

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 1999


                                 PROXY STATEMENT


GENERAL INFORMATION

        This Proxy Statement is furnished to stockholders of PairGain Technologies, Inc., a Delaware corporation ("PairGain"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 16, 1999, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement. The Annual Meeting will be held at PairGain's offices at 14402 Franklin Avenue in Tustin, California.

        These proxy solicitation materials are first being mailed on or about May 7, 1999 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to PairGain (sent to the attention of Mr. Charles W. McBrayer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

        The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of PairGain common stock. We may conduct further solicitation personally or telephonically or by other means through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. Except as provided above, PairGain does not presently intend to solicit proxies other than by mail.

        Only stockholders of record at the close of business on April 26, 1999 are entitled to notice of and to vote at the Annual Meeting. As of April 26, 1999, 70,852,201 shares of common stock were issued and outstanding. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on April 26, 1999. PairGain's Bylaws do not provide for cumulative voting by stockholders.

        A majority of the shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Each matter to be submitted to a vote of the stockholders, other than the election of directors, must receive an affirmative vote of the majority of shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Directors will be elected by a plurality of the votes cast. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law. We believe that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business, and, except for the election of directors, should also be counted in tabulating votes cast on proposals presented to stockholders. We intend to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

        The shares represented by all valid proxies will be voted in accordance with the specifications therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR:

        o   the ratification and election of the nominees listed below;

        o the authorization of an additional 2,000,000 shares of common stock for issuance under the 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") and the approval of the other indicated amendments to the 1993 Plan; and

        o the approval of the selection of Deloitte & Touche LLP as PairGain's independent auditor for the fiscal year ending December 31, 1999.

        As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. We do not presently know of any other such business.


                                   PROPOSAL 1:

                     RATIFICATION AND ELECTION OF DIRECTORS

        PairGain's Corporate Bylaws provide that the number of directors that shall constitute the Board of Directors shall be not less than five nor more than nine. In January 1999, PairGain's Board of Directors amended its Bylaws, under Article III Section 1, to set the number of directors at eight. Prior to the amendment, the number was set at seven. The Board appointed Michael Pascoe as a member of the Board of Directors in conjunction with his election to serve as the Chief Executive Officer and President of PairGain. Because the seat filled by Mr. Pascoe was not voted on by the stockholders at the 1998 Annual Meeting in the normal cycle of electing directors, the Board seeks ratification from PairGain's stockholders of Mr. Pascoe's appointment to the Board. Assuming ratification is given, Mr. Pascoe's term will extend to the 2001 Annual Meeting. Information regarding Mr. Pascoe is set forth below:

     NAME                  AGE                 PRINCIPAL OCCUPATION            DIRECTOR SINCE
     ----                  ---                 --------------------            --------------
Michael Pascoe              46        Chief Executive Officer and President          1999
                                         PairGain Technologies, Inc.

        Mr. Pascoe joined PairGain as a part-time employee in December 1998 and was appointed Chief Executive Officer, President and a member of the Board of Directors on January 11, 1999. Mr. Pascoe was employed by Newbridge Networks from 1986 to 1998, where his most recent position was President, Newbridge Networks - US and Executive Vice President, North and South America. Mr. Pascoe has also held senior sales, marketing and technical management positions at Rockwell Telcom, MiTel and Nortel/Bell Northern Research.

        PairGain's Amended and Restated Certificate of Incorporation provides for its Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' current terms will expire either at the 1999, 2000 or 2001 Annual Meeting of Stockholders. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

DIRECTORS STANDING FOR RE-ELECTION

          The names of and certain information about the directors comprising the class of directors whose term expires as of the 1999 Annual Meeting follows:

     NAME                  AGE          PRINCIPAL OCCUPATION                   DIRECTOR SINCE
     ----                  ---          --------------------                   --------------
Charles S. Strauch         63          Chairman of the Board,                       1991
                                     PairGain Technologies, Inc.

Robert C. Hawk(1)          59                 President                             1992
                                        Hawk Communications

Robert A. Hoff(2)          46             General Partner,                          1989
                                     Crosspoint Venture Partners

------------------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

        Mr. Strauch became a PairGain director in October 1991 and has been Chairman of our Board of Directors since November 1991. Mr. Strauch served as our Chief Executive Officer from April 1992 until January 1999. Prior to his employment with PairGain, Mr. Strauch held executive management positions and directorships with various publicly traded companies including Chief Executive Officer of MSI Data Corporation, a manufacturer of hand-held data collection devices (AMEX); Chief Executive Officer of Magnuson Computer Systems, a manufacturer of main frame computers (Nasdaq); and President/Chief Operating Officer of Memorex, a manufacturer of computer peripherals (NYSE). Mr. Strauch has also held several directorships including Symbol Technologies, EECO Inc. and BMC Industries.

        Mr. Hawk became a PairGain director in November 1992. Mr. Hawk is President of Hawk Communications and retired as President and CEO of U S WEST Multimedia Communications, Inc. From 1988 until 1996, Mr. Hawk served as President of the Carrier Division of U S WEST Communications, Inc. Prior to that time, Mr. Hawk served as Vice President, Marketing and Strategic Planning for CXC Corporation and as Director, Advanced Systems Development for AT&T/American Bell. Mr. Hawk also serves as a director of Covad Communications Group, Inc. (Nasdaq), Xylan Corporation (Nasdaq), Concord Communications (Nasdaq), Radcom (Nasdaq) and Com21 Incorporated (Nasdaq).

        Mr. Hoff became a PairGain director in February 1989. Mr. Hoff has been a general partner of Crosspoint Venture Partners, a private venture capital investment company, since September 1983. Mr. Hoff also serves as a director of privately-held Efficient Networks, Sonoma Systems and Accredited Home Lenders and publicly-held Onyx Acceptance Corporation (Nasdaq), Com21 Incorporated (Nasdaq) and US Web Corporation (Nasdaq).

DIRECTORS CONTINUING TO SERVE UNTIL 2000

        The names of and certain information about the directors comprising the class of directors whose term expires in 2000 is set forth below:

     NAME                  AGE                 PRINCIPAL OCCUPATION            DIRECTOR SINCE
     ----                  ---                 --------------------            --------------
Howard S. Flagg            44              Executive Vice President,                1991
                                             Business Development,
                                          PairGain Technologies, Inc.

Howard G. Bubb(1)          44        President and Chief Executive Officer,         1997
                                             Dialogic Corporation

(1) Member of the Audit Committee

        Mr. Flagg, a PairGain founder, was named Executive Vice President, Business Development in January 1999, and has been a PairGain director since November 1991. He served as President from November 1991 to December 1998, as Chief Executive Officer from November 1991 to April 1992 and as Vice President, Research and Development from February 1988 to November 1991. Prior to founding PairGain, Mr. Flagg founded and served as a principal of Advanced Telecommunications, Inc., an aerospace telecommunications consulting firm.

Mr. Bubb became a PairGain director in December 1997. Mr. Bubb has been President and CEO of Dialogic Corporation since June 1993. From July 1991 through June 1993, Mr. Bubb was an Executive Vice President of Dialogic. Mr. Bubb has served as director for Dialogic since 1994. Mr. Bubb joined Dialogic from Telenova's Lexar subsidiary where he was senior vice president and general manager. Mr. Bubb also held senior management positions at United Technologies, Memorex and Telex corporations.

DIRECTORS CONTINUING TO SERVE UNTIL 2001

        The name of and certain information about the directors comprising the class of directors whose term expires in 2001 is set forth below:

     NAME                  AGE           PRINCIPAL OCCUPATION                  DIRECTOR SINCE
     ----                  ---           --------------------                  --------------
Benedict A. Itri           46        Executive Vice President and                   1991
                                        Chief Technical Officer,
                                      PairGain Technologies, Inc.

B. Allen Lay(1),(2)        64               General Partner,                        1989
                                     Southern California Ventures

------------------------

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

        Mr. Itri, a PairGain founder, was named Chief Technical Officer in April 1996. Previously, Mr. Itri was Vice President, Engineering of PairGain since its inception in February 1988 and has been a PairGain director since November 1991. Prior to founding PairGain, Mr. Itri founded and served as a principal of Advanced Telecommunications, Inc.

        Mr. Lay became a PairGain director in February 1989. Mr. Lay has been a general partner of Southern California Ventures, a private venture capital investment partnership, since May 1983. Mr. Lay serves as a director of privately-held Physical Optics Corporation and Waveband, Inc. and of publicly-held ViaSat, Inc. (Nasdaq) and Kofax Imaging Corporation (Nasdaq).

        There is no family relationship between any director and executive officer of PairGain.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended December 31, 1998, PairGain's Board of Directors met six times. No incumbent director attended fewer than 75% of the aggregate meetings of the Board of Directors and meetings of the committees of the Board on which he served.

        The Audit Committee, which held two meetings during fiscal 1998, consisted of Howard G. Bubb, Robert C. Hawk and B. Allen Lay. The Audit Committee recommends engagement of PairGain's independent auditor and is primarily responsible for approving the services performed by our independent auditor. In addition, the Audit Committee reviews and evaluates our accounting principles and our system of internal accounting controls.

        The Compensation Committee of the Board of Directors consists of Robert
A. Hoff and B. Allen Lay. The Compensation Committee held eight meetings during fiscal 1998. The Compensation Committee is responsible for administering the 1993 Plan, the 1995 Employee Stock Purchase Plan and the Key Management Incentive Compensation Plan. The Compensation Committee determines recipients of awards, sets the exercise price of options granted and determines the terms, provisions and conditions of all rights granted. This Committee also determines the recipients of and the amount of bonuses to be paid to key management.

        Directors who are not PairGain officers receive no compensation for attending committee or regular or special Board meetings, but are reimbursed for their out-of-pocket expenses for such meetings. Directors are eligible to receive stock options pursuant to PairGain's 1996 Non-Employee Directors Stock Option Plan (the "Director Plan"). Directors who are not members of the Compensation Committee are also eligible to receive stock option grants pursuant to the 1993 Plan.

        Information regarding option activity during 1998 for non-employee directors pursuant to the Director Plan and the 1993 Plan follows:

                                               DIRECTOR PLAN
                        --------------------------------------------------------------
                          OPTION      OPTION                 NET VALUE   OUTSTANDING
                          GRANTS     EXERCISE      OPTIONS  ON EXERCISE      AS OF
         NAME            RECEIVED    PRICE(1)     EXERCISED     DATES   APRIL 23, 1999
----------------------- --------------------------------------------------------------
Howard G. Bubb             40,000     $16.00          --         --        40,000
Robert C. Hawk             20,000     $16.88          --         --        40,000
Robert A. Hoff             20,000     $16.88          --         --        80,000
B. Allen Lay               20,000     $16.88          --         --        80,000

                                               DIRECTOR PLAN
                        --------------------------------------------------------------
                          OPTION      OPTION                 NET VALUE   OUTSTANDING
                          GRANTS     EXERCISE      OPTIONS  ON EXERCISE      AS OF
         NAME            RECEIVED    PRICE(1)     EXERCISED     DATES   APRIL 23, 1999
----------------------- --------------------------------------------------------------
Howard G. Bubb             20,000     $16.88           --          --       20,000
Robert C. Hawk                 --         --           --          --       10,169
Robert A. Hoff                N/A        N/A          N/A         N/A          N/A
B. Allen Lay                  N/A        N/A          N/A         N/A          N/A

-------------------
(1) All option grants have an exercise price equal to the fair market value of the shares on the grant date.

        The following table sets forth certain information regarding the options to be granted under the Director Plan following the 1999 Annual Meeting to continuing non-employee Board members. Each option will have an exercise price per share equal to the closing selling price per share of common stock on the Nasdaq Stock Market(SM) on the date of the grant.

                                                                NUMBER OF
                 NAME                                         OPTION SHARES
        -------------------------------------------------     --------------
        Howard G. Bubb, Director                                 20,000
        Robert C. Hawk, Director                                 20,000
        Robert A. Hoff, Director                                 20,000
        B. Allen Lay, Director                                   20,000

        All non-employee directors as a group (four persons)     80,000

THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION AND RE-ELECTION OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2:

         APPROVAL OF AMENDMENTS TO 1993 STOCK OPTION/STOCK ISSUANCE PLAN

        As PairGain stockholders, you are being asked to approve a series of amendments to the 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") that will effect the following changes:

        o increase the number of shares of common stock reserved under the 1993 Plan by an additional 2,000,000 shares;

        o require all option grants and direct stock issuances to be made with exercise or issue prices not less than one hundred percent (100%) of the fair market value of the shares on the grant or issue date;

        o eliminate the cancellation/regrant provisions which allow the cancellation of outstanding options with exercise prices in excess of the then current market price of common stock and the grant of replacement options with an exercise price based on the market price of common stock at the time of the new grant; and

        o eliminate the financing provisions which authorize our Compensation Committee (as plan administrator) to extend loans to optionees or participants for purposes of exercising options or purchasing shares under the 1993 Plan.

        The 1993 Plan became effective in connection with PairGain's initial public offering in September 1993. The amendments to the 1993 Plan which are the subject of this Proposal were approved by the Board on January 14, 1999 and are subject to your approval at the 1999 Annual Meeting. The share increase will assure that a sufficient reserve of common stock is available under the 1993 Plan to attract and retain the services of key individuals essential to our long-term growth and success. The remaining amendments will restrict the Compensation Committee's discretionary authority under the 1993 Plan to ensure that options granted or direct stock issuances made under the 1993 Plan will be more closely aligned with your interests.

        The following is a summary of the principal features of the 1993 Plan, as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any PairGain stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at our principal executive offices in Tustin, California.

EQUITY PROGRAMS

        The 1993 Plan contains two separate equity incentive programs: (i) the Option Grant Program and (ii) the Stock Issuance Program. The principal features of these programs are described below. The 1993 Plan will be administered by the Compensation Committee of the Board. This committee will have complete discretion (subject to the provisions of the 1993 Plan) to authorize option grants and direct stock issuances under the 1993 Plan.

SHARE RESERVE

        As of April 26, 1999, a total of 24,046,400 shares of common stock has been reserved for issuance over the ten year term of the 1993 Plan. Such share reserve includes the 2,000,000 share increase that is subject to your approval of this Proposal. The number of shares of common stock available for issuance under the 1993 Plan will automatically increase at periodic intervals by the number of shares of common stock we repurchase on the open market with the cash proceeds we received from the following sources: (i) the exercise of outstanding options under the 1993 Plan and (ii) the direct issuance of shares of common stock under the 1993 Plan. In no event, however, will such automatic share increase exceed 500,000 shares of common stock in any one calendar year. For the 1998 calendar year, such automatic increase added 21,400 shares of common stock to the total share reserve and an automatic increase in April 1999 added an additional 225,000 shares to the total share reserve.

        In no event may any one participant in the 1993 Plan receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 4,000,000 shares in the aggregate over the term of the 1993 Plan. For this purpose, option grants, stock appreciation rights and stock issuances prior to January 1, 1995 will not be taken into account. Your approval of this Proposal will also constitute re-approval of such share limitation for purposes of Internal Revenue Code Section 162(m).

        To the extent an outstanding option under the 1993 Plan expires or terminates for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1993 Plan. However, shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the 1993 Plan and all shares issued under the 1993, whether or not those shares are subsequently repurchased by us pursuant to our repurchase rights under the 1993 Plan, will reduce, on a share-for-share basis, the number of shares of common stock available for subsequent issuance.

        Should any change be made to the common stock issuable under the 1993 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, then appropriate adjustments will be made to:

        o the maximum number and/or class of securities issuable under the 1993 Plan;

        o the maximum number and/or class of securities by which the share reserve under the Plan may automatically increase in any calendar year in connection with our repurchase of outstanding shares on the open market;

        o the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances over the remaining term of the 1993 Plan; and

        o the number and/or class of securities and price per share in effect under each outstanding option.

        Such adjustments to the outstanding options will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those options.

ELIGIBILITY

        Officers and other key employees of PairGain and its subsidiaries (whether now existing or subsequently established), non-employee Board members, and consultants and independent contractors hired by PairGain or its subsidiaries will be eligible to participate in the 1993 Plan. However, no member of the Compensation Committee while serving as such will be eligible to receive a stock option grant or direct stock issuance under the 1993 Plan.

        As of April 26, 1999, approximately six executive officers, 706 other employees and two non-employee Board members were eligible to participate in the 1993 Plan.

VALUATION

        The fair market value per share of common stock on any relevant date under the 1993 Plan will be the closing selling price per share on that date on the Nasdaq Stock Market. On April 26, 1999, the closing selling price per share was $12.94.


                              OPTION GRANT PROGRAM

        Options may be granted under the Option Grant Program at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of common stock on the option grant date. No granted option will have a term in excess of ten years.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Compensation Committee will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

        The Compensation Committee is authorized to issue two types of stock appreciation rights in connection with option grants made under the Option Grant
Program:

        Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Compensation Committee, be made in cash or in shares of common stock.

        Limited stock appreciation rights may be granted to PairGain officers as part of their option grants. Any option with such a limited stock appreciation right outstanding for a period of at least six (6) months may be surrendered to us upon the successful completion of a hostile take-over of PairGain. In return for the surrendered option, the officer will be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

STOCKHOLDER RIGHTS AND OPTION ASSIGNABILITY.

        No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Compensation Committee may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.


                             STOCK ISSUANCE PROGRAM

        Shares may be sold under the Stock Issuance Program at a price per share not less than one hundred percent (100%) of fair market value per share of common stock. Shares may be purchased for cash or issued as a bonus for past services.

        The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Compensation Committee will have the discretionary authority at any time to accelerate the vesting of any unvested shares.


                               GENERAL PROVISIONS

ACCELERATION

        In the event that PairGain is acquired by merger or asset sale, each outstanding option under the Option Grant Program which is not to be assumed by the successor corporation or replaced with a cash incentive program which preserves the spread on the unvested option shares will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent PairGain's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Compensation Committee will have the discretionary authority to structure one or more option grants or unvested share issuances so that those options or shares, to the extent they do not otherwise vest at the time of the acquisition, will subsequently vest in full in the event the individual's service is subsequently terminated within a designated period following the acquisition.

        In connection with a change in control of PairGain (whether by successful tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of Board members), the Compensation Committee will have the discretionary authority to provide for automatic acceleration of outstanding options under the Option Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program either at the time of such change in control or upon the subsequent termination of the individual's service.

        The acceleration of vesting in the event of a change in the ownership or control of PairGain may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of PairGain.

SPECIAL TAX ELECTION

        The Compensation Committee may provide one or more holders of options or unvested shares with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Compensation Committee may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

AMENDMENT AND TERMINATION

        The Board may amend or modify the 1993 Plan in any or all respects whatsoever, subject to your approval as required under applicable law or regulation. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on June 30, 2003.

STOCK AWARDS

        The table below shows, as to each of our executive officers named in the Summary Compensation Table and the other indicated individuals and groups, the number of shares of common stock subject to options granted under the 1993 Plan between January 1, 1998 and April 23, 1999 together with the weighted average exercise price payable per share. The number of shares and weighted average exercise price includes the options that were originally granted during such period and subsequently cancelled and regranted at a lower exercise price per share on either August 5, 1998 or December 4, 1998. No direct stock issuances have been made to date under the Stock Issuance Program of the 1993 Plan.


                               OPTION TRANSACTIONS

                                                          NUMBER OF          WEIGHTED AVERAGE
                  NAME AND TITLE                      OPTION SHARES(1)       EXERCISE PRICE($)
  ------------------------------------------------   ------------------   ------------------------
  Charles S. Strauch(2)
    Chairman of the Board                                  40,000                   $6.22

  Howard S. Flagg(2)
    Executive Vice President, Business
    Development and Director                               25,000                   $6.22

  Benedict A. Itri
    Executive Vice President Chief
    Technical Officer and Director                         25,000                   $6.22

  Charles W. McBrayer(3)
    Senior Vice President, Chief Financial
    Officer and Secretary                                 130,334                   $7.22

  Dennis Young(4)
    Senior Vice President, Operations and
    Business Units                                         36,000                   $7.85

  All executive officers as a group (five                 256,334                   $6.96
  persons)

  Howard G. Bubb
    Director                                               20,000                  $16.88

  Robert C. Hawk
    Director                                                   --                     N/A

  Robert A. Hoff
    Director                                                   --                     N/A

  B. Allen Lay
    Director                                                   --                     N/A

  All non-employee directors as a group (four              20,000                  $16.88
  persons)

  All employees, including officers who are not        10,159,396                   $9.84
  executive officers, as a group (500 persons)

------------------

(1) The number of option shares includes two option repricing programs that occurred in August 1998 and December 1998. On August 5, 1998, options with exercise prices in excess of $12.75 per share were cancelled in consideration for new options each with an exercise price of $12.75 per share. On December 4, 1998, options with exercise prices in excess of $7.03 per share (including options granted on August 5, 1998) were cancelled in consideration for new options each with an exercise price of $7.03 per share. Vesting of the higher priced options was forfeited by the optionholders and the new options issued in replacement will vest monthly over a 48 month period beginning on either the August 5, 1998 or December 4, 1998 grant date. The number of options granted on either August 5, 1998 or December 4, 1998 in cancellation of outstanding higher-priced options originally granted during the period January 1, 1998 through April 23, 1999 was as follows for each of the indicated individuals and groups:

                                                             NUMBER OF OPTION SHARES
                                                 -------------------------------------------------
                       NAME                       AUGUST 5, 1998 GRANT    DECEMBER 4, 1998 GRANT
    -------------------------------------------- ------------------------ ------------------------
    Mr. Strauch                                                 --                       --
    Mr. Flagg                                                   --                       --
    Mr. Itri                                                    --                       --
    Mr. McBrayer                                                --                    7,167
    Mr. Young                                                   --                    8,000
    All executive officers as a group                           --                   15,167
    All non-employee directors as a group                       --                       --
    All employees, including officers
       who are not executive officers, as a group          798,500                3,724,077

(2) During 1998 and through January 11, 1999, Mr. Strauch had the additional title of Chief Executive Officer and Mr. Flagg had the title of President. On January 11, 1999, Michael Pascoe was appointed Chief Executive Officer and President and Mr. Flagg became Executive Vice President, Business Development. Mr. Strauch retained the position of Chairman of the Board. Mr. Pascoe worked for PairGain on a part-time basis from December 1998 through January 10, 1999. In December 1998, we granted Mr. Pascoe a non-qualified option to purchase 450,000 shares at a price of $7.00 per share outside the Plan in connection with our hiring of him as Chief Executive Officer and President. The terms of this grant are identical to the terms of non-qualified grants issued under the 1993 Plan. The grant will vest as to 25% of the options shares upon Mr. Pascoe's completion of one year of employment and will vest as to the balance in a series of 36 successive equal monthly installments upon his completion of each of the next 36 months of employment thereafter.

(3) 1998 grants to Mr. McBrayer include 20,000 option shares granted in 1998, plus 110,334 option shares granted under repricing programs to replace shares previously granted at higher exercise prices.

(4) 1998 grants to Mr. Young include 20,000 option shares granted in 1998, plus 16,000 option shares granted under repricing programs to replace shares previously granted at higher exercise prices.

        As of April 23, 1999, options for 9,167,841 shares of common stock were outstanding under the 1993 Plan, 11,746,955 shares had been issued pursuant to option exercises or direct stock issuances under the 1993 Plan, and 3,131,604 shares remained available for future issuance, including the 2,000,000 share increase which is part of this proposal.


                                NEW PLAN BENEFITS

        No options, stock appreciation rights or direct stock issuances have been made to date on the basis of the share increase which forms part of this Proposal.


                         FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

        Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

        Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. In general, we will be allowed a deduction during the taxable year in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

        An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. We will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

        The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m). We anticipate that this compensation will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

        Under the current accounting principles in effect for equity incentive programs such as the 1993 Plan, the option grants under the 1993 Plan will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the proforma impact those options would have on our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

        The Financial Accounting Standards Board recently issued an exposure draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, option grants made to non-employee Board members or independent consultants after December 15, 1998 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the option shares. Accordingly, such charge will include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares.

        Should one or more optionees be granted stock appreciation rights under the 1993 Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.


                              STOCKHOLDER APPROVAL

        The affirmative vote of a majority of PairGain's outstanding voting shares present or represented and entitled to vote at the 1999 Annual Meeting is required for approval of the amendments to 1993 Plan. Should your approval not be obtained, then the number of shares reserved under the 1993 Plan will not be increased by the 2,000,000 shares presented in this Proposal. In addition, options may be granted and direct stock issued at prices not less than eighty-five percent (85%) of fair market value on the option grant or direct issuance date, and the Compensation Committee will continue to have discretionary authority to extend loans to individuals exercising non-statutory options or purchasing shares under the 1993 Plan. Furthermore, option grants and direct stock issuances will continue to be made pursuant to the provisions of the 1993 Plan in effect prior to the amendments summarized in this Proposal, until the available reserve of common stock as last approved by stockholders has been issued pursuant to the exercise of options granted or direct stock issuances made under the 1993 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE 1993 PLAN.


                                   PROPOSAL 3:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

        The Board of Directors has selected Deloitte & Touche LLP as PairGain's independent auditor for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditor for ratification by you at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Your ratification of the selection of Deloitte & Touche LLP as our independent auditor is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If you fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of PairGain and our stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table sets forth information concerning the beneficial ownership of shares of PairGain's common stock by:

        o each beneficial owner of more than 5% of the outstanding shares of common stock;

        o   each PairGain director;

        o the Chief Executive Officer and the four most highly compensated other Executive Officers; and

        o   by all PairGain directors and executive officers as a group.

        Except as otherwise noted, this information is presented as of April 23, 1999, and each beneficial owner listed has sole investment and voting power with respect to the common stock indicated.

     NAME OF INDIVIDUAL                                                SHARES          OPTIONS
        OR NUMBER OF                                                BENEFICIALLY     EXERCISABLE      PERCENT
      PERSONS IN GROUP               POSITION WITH PAIRGAIN            OWNED      WITHIN 60 DAYS(1)  OF SHARES
----------------------------  -----------------------------------   ------------  -----------------  ---------
Howard G. Bubb                Director                                       --          40,000          *

Robert C. Hawk                Director                                       --          50,169          *

Robert A. Hoff                Director                                   19,980          80,000          *

B. Allen Lay                  Director                                  123,676          80,000          *

Charles S. Strauch(2)         Chairman of the Board                     908,493         654,090         2.2%

Howard S. Flagg(2)            Executive Vice President, Business
                                Development and Director                439,768         592,931         1.4%

Benedict A. Itri              Executive Vice President, Chief
                                Technical Officer and Director          566,444         554,657         1.6%

Charles W. McBrayer           Senior Vice President, Chief
                                Financial Officer and Secretary          68,437         137,138          *

Dennis Young                  Senior Vice President,
                                Operations and Business Units             1,760         181,245          *

All directors and executive
 officers as a group (nine persons)                                   2,128,558       2,370,230         6.1%

---------------------------

 *   Less than 1%

(1) Number of shares subject to options that are exercisable as of April 23, 1999 or within 60 days after that date.

(2) During 1998 and through January 11, 1999, Mr. Strauch had the additional title of Chief Executive Officer and Mr. Flagg had the title of President. On January 11, 1999, Michael Pascoe was appointed Chief Executive Officer and President and Mr. Flagg became Executive Vice President, Business Development. Mr. Strauch retained the position of Chairman of the Board. Mr. Pascoe worked for PairGain on a part-time basis from December 1998 through January 10, 1999. In December 1998, we granted Mr. Pascoe a non-qualified option to purchase 450,000 shares at a price of $7.00 per share outside the Plan in connection with our hiring of him as Chief Executive Officer and President. The terms of this grant are identical to the terms of non-qualified grants issued under the 1993 Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires PairGain's officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are further required by SEC Regulation to furnish us with copies of all reports filed pursuant to Section 16(a).

        Based solely on our review of copies of such reports we received, or written representations of certain reporting persons, we believe that, during 1998, all filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were complied with, with the following exceptions: Mr. McBrayer failed to timely file a Form 4 for the month of November 1998 with respect to a sale of 1,226 shares of PairGain common stock. Mr. McBrayer filed a Form 5 on February 14, 1999 reporting this sale.


                   PAIRGAIN'S DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information concerning PairGain's Executive Officers and Directors.

          NAME                 AGE                             POSITION
--------------------------- ----------- --------------------------------------------------------------
Charles S. Strauch(1)          63       Chairman of the Board
Michael Pascoe(1)              46       Chief Executive Officer, President and Director
Howard S. Flagg(1)             44       Executive Vice President, Business Development and Director
Benedict A. Itri               46       Executive Vice President, Chief Technical Officer and Director
Charles W. McBrayer            50       Senior Vice President, Chief Financial Officer and Secretary
Dennis Young                   56       Senior Vice President, Operations and Business Units
Howard G. Bubb(2)              44       Director
Robert C. Hawk(2)              59       Director
Robert A. Hoff(3)              46       Director
B. Allen Lay(2),(3)            64       Director

--------------------

(1) During 1998 and through January 11, 1999, Mr. Strauch had the additional title of Chief Executive Officer and Mr. Flagg had the title of President. On January 11, 1999, Michael Pascoe was appointed Chief Executive Officer and President and Mr. Flagg became Executive Vice President, Business Development. Mr. Strauch retained the position of Chairman of the Board. Mr. Pascoe worked for PairGain on a part-time basis from December 1998 through January 10, 1999. In December 1998, we granted Mr. Pascoe a non-qualified option to purchase 450,000 shares at a price of $7.00 per share outside the Plan in connection with our hiring of him as Chief Executive Officer and President. The terms of this grant are identical to the terms of non-qualified grants issued under the 1993 Plan.

(2)  Member of the Audit Committee

(3)  Member of the Compensation Committee


        Information regarding Messrs. Strauch, Pascoe, Flagg, Itri, Bubb, Hawk, Hoff and Lay is included under the heading "Election of Directors."

        Mr. McBrayer was named Senior Vice President and Chief Financial Officer in February 1998. Mr. McBrayer joined PairGain in March 1995 as Vice President, Finance and Administration and Chief Financial Officer. Mr. McBrayer served as Vice President, Finance and Chief Financial Officer for Triconex Corporation, a publicly held corporation (Nasdaq), from 1986 to March 1995 and was named to the Board of Directors of Triconex in January 1994.

        Mr. Young was named Senior Vice President, Operations and Business Units in February 1998. Mr. Young joined PairGain in September 1993 as Director, European Operations and assumed the position of Vice President, Operations in December 1994. From 1985 to 1993, Mr. Young served as Managing Director of Talley (UK) Ltd. and EECO (UK) Ltd. These companies designed, manufactured and marketed both consumer and industrial products throughout the United Kingdom, Europe and certain world markets.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND OTHER COMPENSATION

        The following table provides certain summary information concerning the compensation earned by PairGain's Chief Executive Officer and each of our four additional most highly compensated Executive Officers (the "Named Executive Officers") serving as such as of the end of the last fiscal year whose compensation for such year was in excess of $100,000 for services rendered in all capacities to PairGain and our subsidiaries for the 1998, 1997 and 1996 fiscal years.

                                           TABLE I
                                  SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                              ANNUAL COMPENSATION                    COMPENSATION
                            -------------------------------------------------------- --------------
                                                                                          SECURITIES
         NAME AND                                                         OTHER ANNUAL    UNDERLYING
    PRINCIPAL POSITION           YEAR   SALARY($)(1)(2)  BONUS($)(2)   COMPENSATION($)(3)  OPTIONS(#)
 --------------------------   --------- --------------- ------------- -------------------- --------------
 Charles S. Strauch(4)           1998       280,000            --             75,631         40,000
 Chairman of the Board           1997       280,000        33,697                500            --
                                 1996       275,192       206,394                500            --

 Howard S. Flagg(4)              1998       154,808            --             51,833         25,000
 Executive Vice President,       1997       144,231        17,357             11,610             --
 Business Development            1996       125,000        93,750                500             --

 Benedict A. Itri                1998       149,808            --             53,459         25,000
 Executive Vice President        1997       139,231        16,756             31,339             --
  and Chief Technical Officer    1996       120,000        90,000                 --             --

 Charles W. McBrayer             1998       157,885            --             16,019        130,334(5)
 Senior Vice President and       1997       145,385        17,496                514          8,000
  Chief Financial Officer        1996       133,077        99,080                500        100,000

 Dennis Young                    1998       146,346            --                500         36,000(6)
 Senior Vice President,          1997       125,385        15,089                 --          8,000
  Operations and Business Units  1997       112,801        84,601                 --         40,000

--------------------

(1) Includes amounts deferred pursuant to PairGain's 401(k) Plan, where applicable.

(2) Includes amounts deferred pursuant to PairGain's Management Deferred Compensation Plan. Specific amounts earned but deferred for each Named Executive Officer follow.

                                   1998($)             1997($)             1996($)
                              ------------------  ------------------  -------------------
      Mr. Strauch                  140,000             282,232             146,030
      Mr. Flagg                     92,885              86,538              75,000
      Mr. Itri                     144,818             151,026             186,393
      Mr. McBrayer                  47,366              48,864              31,773
      Mr. Young                         --                  --                  --

(3) Other Annual Compensation has been revised to eliminate the value realized from the exercise of stock options and the value received from the purchase of shares of PairGain stock under the 1995 Employee Stock Purchase Plan, but does include the excess earnings accrued for each fiscal year on the account balances under the Management Deferred Compensation Plan. A breakdown of Other Annual Compensation for the Named Executive Officers follows.

                                                                        EXCESS EARNINGS
                                                       CASH IN LIEU       ON DEFERRED
                                        401(k)           OF 401(k)      COMPENSATION
             NAME           YEAR    CONTRIBUTION($)   CONTRIBUTION($)     ACCOUNTS
      ------------------   ------   ---------------   ---------------   -------------
      Mr. Strauch           1998         1,000              --              74,631
                            1997           500              --                  --
                            1996           500              --                  --

      Mr. Flagg             1998         1,000              --              50,833
                            1997           500              --              11,110
                            1996           500              --                  --

      Mr. Itri              1998            --             500              52,959
                            1997            --              --              31,339
                            1996            --              --                  --

      Mr. McBrayer          1998         1,000              --              15,019
                            1997           500              --                  14
                            1996           500              --                  --

      Mr. Young             1998            --             500                  --
                            1997            --              --                  --
                            1996            --              --                  --

      401(k) Contribution is the amount of the matching contribution made by PairGain the officer's 401(k) account.

      Cash in lieu of 401(k) Contribution is a one-time bonus paid company-wide to those not in the 401(k) Plan during 1998.

     Excess Earnings on Deferred Compensation Accounts are the excess earnings accrued for each fiscal year on the account balances under the Management Deferred Compensation Plan in excess of 120% of the applicable federal rate in effect at the start of each such fiscal year.

(4) During 1998 and through January 11, 1999, Mr. Strauch had the additional title of Chief Executive Officer and Mr. Flagg had the title of President. On January 11, 1999, Michael Pascoe was appointed Chief Executive Officer and President and Mr. Flagg became Executive Vice President, Business Development. Mr. Strauch retained the position of Chairman of the Board. Mr. Pascoe worked for PairGain on a part-time basis from December 1998 through January 10, 1999. During 1998, Mr. Pascoe was paid $7,700. In December 1998, we granted Mr. Pascoe a non-qualified option to purchase 450,000 shares at a price of $7.00 per share outside the Plan in connection with our hiring of him as Chief Executive Officer and President. The terms of this grant are identical to the terms of non-qualified grants issued under the 1993 Plan.

(5) 1998 grants to Mr. McBrayer include 20,000 option shares granted in 1998, plus 110,334 option shares granted under repricing programs to replace shares previously granted at higher exercise prices.

(6) 1998 grants to Mr. Young include 20,000 option shares granted in 1998, plus 16,000 option shares granted under repricing programs to replace shares previously granted at higher exercise prices.

MANAGEMENT DEFERRED COMPENSATION PLAN

        The Management Deferred Compensation Plan was established January 1, 1996 to provide a tax deferred capital accumulation opportunity to senior management and other key employees through deferrals of salary, commission and incentive compensation awards. Any employee whose annual base salary is $100,000 or greater is eligible to participate. Up to 100% of annual base salary, commission and/or annual incentive income may be deferred. The minimum election amount is $5,000 which can be satisfied from salary, commission, and/or incentive compensation. Deferral elections can be changed annually before the beginning of the next plan year. Deferrals may be invested in one or more of certain selected investment funds. Investment elections may be changed quarterly. PairGain may make discretionary contributions at any time, but all contributions must be approved by the Compensation Committee of the Board of Directors. All deferrals are 100% vested at the time of the contribution, however, any company contributions would be subject to a vesting schedule. PairGain made no contributions or provisions for contributions to this Plan in 1998, 1997 or 1996.

Amounts owed as of December 31, 1998 under the Management Deferred Compensation Plan for the Named Executive Officers is as follows:

                            NAME AND PRINCIPAL POSITION                            $
        --------------------------------------------------------------------- -------------
        Charles S. Strauch, Chairman of the Board                                 692,852
        Howard S. Flagg, Executive Vice President, Business Development           347,992
        Benedict A. Itri, Executive Vice President and Chief Technical Officer    631,600
        Charles W. McBrayer, Senior Vice President and Chief Financial Officer    155,539
        Dennis Young, Senior Vice President, Operations and Business Units             --
        All executive officers as a group (five persons)                        1,827,983

OPTION GRANTS

        The following table contains information concerning the grant of stock options made under PairGain's 1993 Plan for the fiscal year ended December 31, 1998 to the Named Executive Officers.

                                    TABLE II
                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL
                                         INDIVIDUAL GRANTS                       REALIZABLE
                        ----------------------------------------------------  VALUE AT ASSUMED
                          NO. OF                                               ANNUAL RATES OF
                        SECURITIES    PERCENT OF                                 STOCK PRICE
                        UNDERLYING  TOTAL OPTIONS                             APPRECIATION FOR
                         OPTIONS      GRANTED TO    EXERCISE OR               OPTION TERM(S)(3)
                         GRANTED     EMPLOYEES IN   BASIC PRICE  EXPIRATION  --------------------
         NAME            (#)(1)          1998      ($/SHARE)(2)     DATE       5%($)    10%($)
 ---------------------- ----------- --------------- ------------ ----------- ---------- ---------
 Charles S. Strauch(4)    40,000         0.4           6.219      10/09/08    156,439     396,447

 Howard S. Flagg(4)       25,000         0.2           6.219      10/09/08     97,774     247,779

 Benedict A. Itri         25,000         0.2           6.219      10/09/08     97,774     247,779

 Charles W. McBrayer(5)    7,167         0.1          12.750      08/05/08     57,468     145,635
                          20,000         0.2           6.219      10/09/08     78,219     198,223
                         103,167         1.0           7.031      12/04/08    456,199   1,156,098

 Dennis Young(6)           8,000         0.1          12.750      08/05/08     64,147     162,562
                          20,000         0.2           6.219      10/09/08     78,219     198,223
                           8,000         0.1           7.031      12/04/08     35,376      89,649

-----------------

(1) All of the options were granted under PairGain's 1993 Plan. The option shares will vest in 48 equal monthly installments upon the completion of each month of service beginning one month after the date of grant. The options shares may be subject to accelerated vesting in connection with certain changes in control or ownership of PairGain. Each option will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service with PairGain.

(2) The exercise price per share of the options granted represented the fair market value of the underlying shares of common stock on the dates the respective options were granted. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

(3) There is no assurance provided to any executive officer or any other holder of PairGain's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

(4) On January 11, 1999, Michael Pascoe was appointed Chief Executive Officer and President. Mr. Pascoe worked for PairGain on a part-time basis from December 1998 through January 10, 1999. In December 1998, we granted Mr. Pascoe a non-qualified option to purchase 450,000 shares at a price of $7.00 per share outside the Plan in connection with our hiring of him as Chief Executive Officer and President. The terms of this grant are identical to the terms of non-qualified grants issued under the 1993 Plan. The option shall become exercisable for 25% of the option shares upon the completion of one year of service measured from the grant date. The balance of the option shares shall become exercisable in a series of 36 equal and successive monthly installments upon completion of each additional month of service thereafter. The option has a maximum term of ten years, subject to earlier termination if Mr. Pascoe were to cease working for PairGain.

(5) 1998 grants to Mr. McBrayer include 20,000 option shares granted in 1998, plus 110,334 option shares granted under repricing programs to replace shares previously granted at higher exercise prices.

(6) 1998 grants to Mr. Young include 20,000 option shares granted in 1998, plus 16,000 option shares granted under repricing programs to replace shares previously granted at higher exercise prices.

        The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1998 with respect to the Named Executive Officers. No stock appreciation rights were exercised by any such officer during such year and no stock appreciation rights were outstanding on December 31, 1998.


                                    TABLE III

 AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF            VALUE OF UNEXERCISED
                          NUMBER                     UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                        OF SHARES                       DECEMBER 31, 1998      DECEMBER 31, 1998($)(2)
                         ACQUIRED       VALUE       ------------------------- -------------------------
        NAME           ON EXERCISE   REALIZED($)(2) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
 ------------------    -----------   -------------- ----------- ------------- ----------- -------------
 Charles S. Strauch(3)  181,000        2,783,454     1,094,545      55,003     7,206,801     57,344

 Howard S. Flagg(3)     245,000        3,137,657       684,806      32,294     4,707,810     35,711

 Benedict A. Itri       240,000        3,632,357       695,643      36,461     4,670,721     35,971

 Charles W. McBrayer     82,000        1,223,563       146,328     132,752       619,580    140,122

 Dennis Young            38,520          625,356       166,160      47,920       502,512     40,655

--------------------

(1)  Based on the market price at the time of exercise less the exercise price.

(2) Based upon the closing selling price of $7.69 per share on the last day of the 1998 fiscal year, less the option exercise price payable per share.

(3) On January 11, 1999, Michael Pascoe was appointed Chief Executive Officer and President. Mr. Pascoe worked for PairGain on a part-time basis from December 1998 through January 10, 1999. In December 1998, we granted Mr. Pascoe a non-qualified option to purchase 450,000 shares at a price of $7.00 per share outside the Plan in connection with our hiring of him as Chief Executive Officer and President. The terms of this grant are identical to the terms of non-qualified grants issued under the 1993 Plan. All 450,000 shares were unexercisable at December 31, 1998.

OPTION REPRICING PROGRAM

        In 1998, the Board of Directors approved stock option repricing programs pursuant to which optionholders having options with exercise prices in excess of $12.75 per share at August 5, 1998 and $7.03 per share at December 4, 1998 could elect to exchange their higher priced options for new stock options with exercise prices of $12.75 and $7.03, the respective fair market values of the common stock on those dates. The higher priced options were cancelled, and all vesting in those options was forfeited by the optionholders. The new options vest monthly over four years beginning on either the August 5, 1998 or December 4, 1998 grant date. The following table shows grants of options shares under the repricing program.

                                                                                                 LENGTH IN
                                                                                                 YEARS OF
                                                NUMBER OF     MARKET                             ORIGINAL
                                               SECURITIES   PRICE OF     EXERCISE              OPTION TERM
                                               UNDERLYING   STOCK AT     PRICE AT      NEW      REMAINING
                                                 OPTIONS     TIME OF      TIME OF    EXERCISE   AT DATE OF
       NAME AND TITLE                   DATE   REPRICED(#) REPRICING($) REPRICING($) PRICE($)   REPRICING
-----------------------------         -------- ----------- -----------  ----------- ---------- -----------
Charles S. Strauch                    08/05/98       --          --          --        --         --
  Chairman of the Board               12/04/98       --          --          --        --         --

Howard S. Flagg                       08/05/98       --          --          --        --         --
  Executive Vice President,           12/04/98       --          --          --        --         --
  Business Development

Benedict A. Itri                      08/05/98       --          --          --        --         --
  Executive Vice President            12/04/98       --          --          --        --         --
  and Chief Technical Officer

Charles W. McBrayer                   08/05/98    7,167      12.750      15.875    12.750        8.9
  Senior Vice President and           12/04/98   96,000       7.031      10.313     7.031        7.1
  Chief Financial Officer             12/04/98    7,167       7.031      12.750     7.031        9.7

Dennis Young                          08/05/98    8,000      12.750      15.875    12.750        8.9
  Senior Vice President,              12/04/98    8,000       7.031      12.750     7.031        9.7
  Operations and Business Units

OTHER EXECUTIVE OFFICERS

Bruce Kimble                          08/05/98  200,000      12.750      17.313    12.750        7.7
  Vice President, T1/E1 Access        08/05/98    5,000      12.750      15.875    12.750        8.9
                                      12/04/98  205,000       7.031      12.750     7.031        9.7

Thomas P. Reynolds(1)                 08/05/98  200,000      12.750      27.250    12.750        8.0
  Senior Vice President,              08/05/98   20,000      12.750      15.875    12.750        8.9
  Sales, Service and Field Marketing  08/05/98  100,000      12.750      18.000    12.750        9.6
                                      12/04/98  320,000       7.031      12.750     7.031        9.7

--------------
(1)  Mr. Reynolds resigned from PairGain effective December 2, 1998.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of PairGain's Compensation Committee (the "Committee") are Messrs. Hoff and Lay. Neither of these individuals was a PairGain officer or employee at any time during the year ended December 31, 1998. No PairGain executive officer served on the board of directors or compensation committee of any entity which has one or more executive officers servings as members our Board of Directors or Compensation Committee.


                          COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors is composed of two independent outside directors, Messrs. Hoff and Lay. The Committee reviews the salary levels of all officers and administers PairGain's various plans, including the Key Management Incentive Compensation Plan and the 1993 Plan.

        GENERAL COMPENSATION POLICY. The Committee's fundamental compensation policy is to make a substantial portion of an executive's compensation contingent on PairGain's financial performance. Accordingly, in addition to each executive's base salary, we offer bonuses and stock option awards which are tied to PairGain's and the executive's performance goals. Prior to January 1, 1994, executive compensation consisted of salary, benefits and stock options. Effective January 1, 1994, the Board of Directors approved a new compensation package for key management which added an incentive compensation component. The Committee believes that providing incentives to the executive officers through both a cash bonus and an equity interest in PairGain benefits stockholders by aligning the long-term interests of stockholders and employees.

        There are four components of key management's compensation package:

        1.  Salary;

        2. Benefits, which include only medical, dental, and life insurance, participation in a 401(k) plan, and participation in the Management Deferred Compensation Plan;

        3. Eligibility for equity purchase on more favorable terms than those available to the outside common stockholder (through the 1993 Plan and through the 1995 Employee Stock Purchase Plan); and

        4.  Eligibility for annual incentive compensation.

        The overriding principle of the Key Management Incentive Compensation Plan is to motivate and reward key management to achieve above average results. There were 21 participants in the fiscal 1998 Key Management Incentive Compensation Plan. There are approximately 24 participants in the fiscal 1999 Key Management Incentive Compensation Plan. Participation is approved on a year-by-year basis. A bonus plan is offered only to management because they can influence corporate results more than the other employee group. The bonus element of the participant's total compensation package is therefore, more results-oriented than any other element.

        FACTORS. The principal factors considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. The Committee may, in its discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. However, all compensation decisions will be designed to further the general compensation policy indicated above.

        BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with PairGain's principal competitors and our financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual executive officer. Factors relating to our financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

        ANNUAL INCENTIVE COMPENSATION. PairGain's Key Management Incentive Compensation Plan is intended to provide the opportunity for participants to make long-term investments or special one-time purchases. The plan is administered by the Committee. The Committee will, in general, rely on the CEO to establish participant eligibility for the Key Management Incentive Compensation Plan, set objectives, and establish awards, except that the Committee will specifically approve the objectives for the CEO, approve the total amount proposed for the final payments, interpret, change or establish new rules as required and may alter any proposed objectives or awards. The full Board of Directors must approve awards to the CEO. The Board of Directors, through the Committee, may amend the Key Management Incentive Compensation Plan or discontinue the Key Management Incentive Compensation Plan at any time.

        Participants receive an annual cash award, most of which is based on goals to achieve above average corporate results and some of which is based on goals to achieve above average performance of the individual and their function or business unit. Predetermined formulas are used whenever possible to assure the participants' ability to manage toward their objectives. Final judgment as to award amounts for all officers except the CEO is determined solely by the Committee regardless of predetermined formulas, in order to assure fairness of awards relative to special circumstances. Extraordinary performance can be rewarded above the maximum bonuses allowed, special circumstances may warrant increasing a bonus above that determined by the plan formula or a bonus can be reduced based on special circumstances.

        Assessment of any adjustment to bonuses earned is determined by the Committee. No bonuses are paid to participants if PairGain does not achieve a predetermined threshold level of planned earnings as approved by the Board. The corporate goals and the threshold level differ from year to year, but are always aligned with the objective of improving shareholder value. The corporate performance goals for fiscal 1998 were based on achieving certain levels of revenue, earnings per share and cash.

        STOCK OPTIONS. All stock options are granted under the 1993 Plan and are intended to align the interests of each officer-optionee with those of the stockholders and provide them with a significant incentive to manage PairGain from the perspective of an owner with an equity interest in the success of the business. The size of the option grant made to each executive officer under the 1993 Plan is based upon that individual's current position with PairGain, internal comparability with option grants made to other company executives and the individual's potential for future responsibility and promotion over the option term. The Compensation Committee has established certain general guidelines in making option grants to our executive officers in an attempt to target a fixed number of unvested option shares for each officer based upon his or her position with us and his or her existing holdings of unvested option shares.

        Options granted under the Discretionary Option Grant Program may be immediately exercisable for all the option shares, on either a vested or unvested basis, or may become exercisable for fully-vested shares in installments over the participant's period of service. Any unvested shares are subject to repurchase or cancellation by us upon the participant's cessation of service or if we do not attain the applicable performance goals. However, the Committee has full discretionary authority under the 1993 Plan to accelerate the vesting and the exercisability of any outstanding option, or to accelerate the vesting of any issued shares, in whole or in part at any time.

        CEO COMPENSATION. As of January 11, 1998, Mr. Michael Pascoe was appointed Chief Executive Officer and President. The annual base salary for Mr. Pascoe was set at $364,000. In connection with his hiring, Mr. Pascoe was granted a non-qualified option to purchase 450,000 shares at a price of $7.00 per share outside of the 1993 Plan. The terms of this grant are identical to the terms of non-qualified grants issued under the 1993 Plan. The grant will vest as to 25% of the options shares upon Mr. Pascoe's completion of one year of employment and will vest as to the balance in a series of 36 successive equal monthly installments upon his completion of each of the next 36 months of employment thereafter. Mr. Pascoe earned no bonus during 1998 but will be eligible to participate in the 1999 Key Management Incentive Compensation Plan.

        The annual base salary for Mr. Charles S. Strauch, PairGain's previous Chief Executive Officer, was established by the Committee on March 4, 1996 at $280,000. The Committee's decision was based primarily on Mr. Strauch's personal performance and the rate of base salary paid to the chief executive officers of our competitors and at a level equivalent to the amounts paid by comparably sized companies. Mr. Strauch earned no bonus during fiscal 1998. Mr. Strauch was granted options to purchase 40,000 shares at a price of $6.22 per share in 1998.


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, PairGain will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will be in effect for each of our fiscal years beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

        The Committee does not expect that the compensation to be paid to PairGain's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer. Because it is very unlikely that the cash compensation payable to any of PairGain's executive officers in the foreseeable future will approach the $1.0 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

REPRICING OF STOCK OPTIONS

        During the 1998 fiscal year, the Compensation Committee felt that circumstances had made it necessary for PairGain to implement an option cancellation/regrant program for all PairGain employees, including the current executive officers (whose repriced shares accounted for less than 2% of all repriced shares). Pursuant to this program, optionholders having options with exercise prices in excess of $12.75 per share at August 5, 1998 and $7.03 per share at December 4, 1998 could elect to exchange their higher priced options for new stock options with exercise prices of $12.75 and $7.03, the respective fair market values of the common stock on those dates.. Each employee eligible for a new option grant was given the choice of accepting that option with a new vesting schedule in cancellation of his or her higher-priced option or rejecting the new grant and retaining the higher-priced option with its original vesting schedule.

        The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of each key employee and play a substantial role in PairGain's ability to retain the services of individuals essential to our long-term financial success. The Compensation Committee felt that PairGain's ability to retain key employees would be significantly impaired, unless value were restored to their options in the form of regranted options at the current market price of our common stock. However, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new vesting schedule was imposed with respect to the option shares. The new options vest monthly over four years beginning on either the August 5, 1998 or December 4, 1998 grant date. Accordingly, each optionee will only have the opportunity to acquire the option shares at the lower exercise price if he or she continues in PairGain's employ.

        As a result of the new vesting schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options potentially valuable once again to the executive officers and key employees critical to PairGain's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they remain employed by PairGain and contribute to our financial success.

        We conclude our report with the acknowledgment that no member of the Committee is a former or current officer or employee of PairGain or any of its subsidiaries.



COMPENSATION COMMITTEE

Robert A. Hoff

B. Allen Lay

                     PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows a five-year comparison of cumulative total returns for PairGain, the Standard and Poor's 500 ("S&P 500") and the Center for Research in Securities Prices Index for the Nasdaq Stock Market Telecommunication Stocks (the "CRSP Nasdaq Telecommunication Index"). The cumulative total return assumes that a stockholder invested $100 at the beginning of the period in PairGain common stock, the S&P 500 and the CRSP Nasdaq Telecommunications Index. It also assumes that all dividends have been reinvested and is adjusted for any stock splits. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
   (PAIRGAIN TECHNOLOGIES, INC., S&P 500, CRSP NASDAQ TELECOMMUNICATION INDEX)

                                    [GRAPH]

  The data points depicted on the graph are as follows:

-----------------------------------------------------------------------------------------
        INDEX DESCRIPTION          12/30/93 12/31/94 12/29/95 12/31/96 12/31/97 12/31/98
-----------------------------------------------------------------------------------------
PairGain Technologies, Inc.          100.00   103.64   398.18   885.45   563.64   223.64
S&P 500                              100.00    98.00   131.43   158.06   207.07   262.30
CRSP Nasdaq Telecommunication Index  100.00    83.46   109.26   111.72   165.43   270.15
-----------------------------------------------------------------------------------------

Percentage annual returns for PairGain's stock and the Indexes listed above are shown below:

----------------------------------------------------------------------------------------
                                                    ANNUAL RETURN PERIOD
                                    -----------------------------------------------------
                                     12/30/93  12/31/94   12/29/95   12/31/96  12/31/97
        INDEX DESCRIPTION               TO        TO         TO         TO        TO
                                     12/31/94  12/29/95   12/31/96   12/31/97  12/31/98
-----------------------------------------------------------------------------------------
PairGain Technologies, Inc.            3.64%   284.21%    122.37%    -36.34%   -60.32%
S&P 500                               -2.00%    34.11%     20.26%     31.01%    26.67%
CRSP Nasdaq Telecommunication Index  -16.54%    30.94%      2.25%     48.08%    63.30%
-----------------------------------------------------------------------------------------

(1) This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any PairGain filing under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

        We do not have employment contracts with any of our executive officers. The employment of our executive officers may be terminated at any time at the discretion of the Board of Directors. However, in November 1998, we issued agreements to thirty-seven key employees which will provide severance payments and certain other benefits in the event the employee is terminated without cause following a change in control. In the event of involuntary termination without cause within eighteen months after a change in control, the agreements specify a salary continuation period of between nine and eighteen months (depending upon position), acceleration of unvested stock options and continuation of life insurance coverage during the salary continuation period. Participation in all other benefit plans would cease upon termination. Each of the Named Executive Officers have such an agreement.

        The Compensation Committee has the discretionary authority as administrator of PairGain's 1993 Plan to provide for the accelerated vesting of the shares of common stock subject to outstanding options upon the happening of certain events, including, without limitation, a change in control, whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by a proxy contest for the election of Board of Directors members, or the subsequent termination of the optionee's service within a designated time period following the change in control.


CERTAIN TRANSACTIONS

INDEMNIFICATION AGREEMENTS

        PairGain has entered into an Indemnity Agreement with each of our directors and officers (the "Indemnity Agreements") which provides that, with certain exceptions, we will hold harmless and indemnify our directors and officers to the fullest extent permitted under Delaware law. Under the Indemnity Agreements, we are obligated to indemnify each of our directors and officers against all expenses (including attorneys' fees), fines, judgments and settlement amounts that such director or officer may incur in connection with any action or proceeding (including actions brought by or on behalf of PairGain such as stockholder derivative actions) to which the director or officer is or may be made a party to by reason of such director's or officer's position as a director, officer, employee or agent of PairGain or any other company or enterprise to which the person provides services at our request. This additional indemnity goes beyond the rights expressly provided under Delaware law primarily in the availability of indemnification in connection with actions brought by or on behalf of PairGain, such as stockholder derivative actions, and in the provisions for advancement of litigation expenses prior to settlement or judgment.

APPOINTMENT OF INDEPENDENT AUDITOR

        The firm of Deloitte & Touche LLP, our independent auditor for the fiscal year ended December 31, 1998, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 1999. Neither the firm of Deloitte & Touche LLP nor any of its members has any relationship with PairGain or any of its affiliates except in the firm's capacity as our Auditor.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

        Proposals of PairGain stockholders which are intended to be presented by stockholders at our 2000 Annual Meeting must be received by us no later than January 7, 2000 to be included in the proxy statement and form of proxy relating to the 2000 Annual Meeting. In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that Meeting, unless we are provided with notice of such proposal no later than March 23, 2000.

OTHER MATTERS

        We know of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

        Our Annual Report which includes Form 10-K as filed with the SEC for the fiscal year ended December 31, 1998 is being sent with this Proxy Statement to all stockholders of record as of April 26, 1999. The Annual Report to Stockholders is not incorporated to this Proxy Statement and is not considered proxy solicitation material.



                                          By Order of the Board of Directors,




                                          /s/ CHARLES W. MCBRAYER

                                          CHARLES W. MCBRAYER
                                          Secretary and Chief Financial Officer
Tustin, California
May 7, 1999

                           PAIRGAIN TECHNOLOGIES, INC.
                      1993 STOCK OPTION/STOCK ISSUANCE PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 14, 1999)

                                  ARTICLE ONE
                                     GENERAL


        I. PURPOSE OF THE PLAN

           A. This 1993 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Pairgain Technologies, Inc., a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

           B. This Plan shall serve as the successor to the Corporation's existing 1990 Stock Option Plan (the "Predecessor Plan"), and no further option grants or share issuances shall be made under the Predecessor Plan from and after the Effective Date of this Plan. All outstanding stock options and unvested share issuances under the Predecessor Plan on the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding stock options and unvested share issuances under this Plan. However, each outstanding option grant and unvested share issuance so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant or issuance, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder. All unvested shares of Common Stock outstanding under the Predecessor Plan on the Effective Date shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or modify the rights or obligations of the holders of such unvested shares.

        II. DEFINITIONS

            A. For purposes of the Plan, the following definitions shall be in effect:

            BOARD: the Corporation's Board of Directors.

            CODE: the Internal Revenue Code of 1986, as amended.

            COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

            COMMON STOCK: shares of the Corporation's common stock.

            CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                      a. any person or related group of persons (other than the
            Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

                      b. there is a change in the composition of the Board over
            a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

            CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                      a. a merger or consolidation in which the Corporation is
            not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                      b. the sale, transfer or other disposition of all or
            substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                      c. any reverse merger in which the Corporation is the
            surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

            EFFECTIVE DATE: the first date on which the shares of Common Stock were registered under Section 12(g) of the 1934 Act.

            EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

            FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

                      a. If the Common Stock is not at the time listed or
            admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                      b. If the Common Stock is at the time listed or admitted
            to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            HOSTILE TAKE-OVER: a change in ownership of the Corporation pursuant to which any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

            INCENTIVE OPTION: an option which satisfies the requirements of Code section 422.

            1934 ACT: the Securities Exchange Act of 1934, as amended from time to time.

            NON-STATUTORY OPTION: an option not intended to satisfy the requirements of Code section 422.

            OPTIONEE: any person to whom an option is granted under the Option Grant Program in effect under the Plan.

            PARTICIPANT: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

            PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

            PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically- determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

            SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

            TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

            B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                      Any corporation (other than the Corporation) in an
            unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      Each corporation (other than the Corporation) in an
            unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       III. STRUCTURE OF THE PLAN

            A. Stock Programs. The Plan shall be divided into two separate components: the Option Grant Program specified in Article Two and the Stock Issuance Program specified in Article Three. Under the Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than one hundred percent (100%) of the Fair Market Value of the shares at the time of issuance or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives, without any cash payment required of the recipient.

            B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to the Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

        IV. ADMINISTRATION OF THE PLAN

            A. The Plan shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

            B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or share issuance thereunder.

         V. OPTION GRANTS AND STOCK ISSUANCES

            A. The persons eligible to participate in the Plan shall be limited to the following:

                      (i) officers and other key employees of the Corporation
            (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

                      (ii) non-employee Board members; and

                      (iii) those consultants or other independent contractors
            who provide valuable services to the Corporation (or its parent or subsidiary corporations).

            B. Non-employee Board members who serve as Plan Administrator shall not, during their period of service as such, be eligible to participate in the Option Grant and Stock Issuance Programs or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations).

            C. The Plan Administrator shall have full authority to determine,
(i) with respect to the option grants made under the Option Grant Program, which eligible individuals are to receive option grants, the time or times when the options are to be granted, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding and
(ii) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration to be paid by the individual for such shares.

        VI. STOCK SUBJECT TO THE PLAN

            A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 24,046,400 shares(1), subject to adjustment from time to time in accordance with the provisions of this Section
VI. Such authorized share reserve is comprised of (i) the number of shares which remained available in the aggregate for issuance, as of the Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant or direct share issuance under the Predecessor Plan, (ii) the increase of 1,599,834 shares authorized by the Board under this Plan and approved by the stockholders prior to the Effective Date, (iii) the additional increase of 1,000,000 shares authorized by the Board on January 27, 1995 and approved by the stockholders at the 1995 Annual Stockholders Meeting, (iv) the additional increase of 3,000,000 shares authorized by the Board on January 21, 1997 and approved by the stockholders at the 1997 Annual Stockholders Meeting, (v) the 21,400 shares added to the reserve pursuant to the automatic share increase provisions of Section VI.B of this Article One during the 1998 fiscal year, (vi) the 225,000 shares added to the reserve pursuant to the automatic share increase provisions of Section VI.B of this Article One in April 1999 and (vii) the additional increase of 2,000,000 shares authorized by the Board on January 14, 1999, subject to stockholder approval at the 1999 Annual Stockholders Meeting. To the extent one or more outstanding options under the Predecessor Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

            B. The maximum number of shares of Common Stock authorized for issuance over the term of the Plan shall automatically increase at periodic intervals each year by the number of shares of Common Stock repurchased by the Corporation on the open market with the cash proceeds received by the Corporation on or after the date of the 1998 Annual Stockholders Meeting from the following sources: (i) the exercise of outstanding options under the Plan or
(ii) the direct issuance of shares of Common Stock under the Plan. In no event, however shall such automatic share increase exceed 500,000 shares of Common Stock in any one calendar year.

            C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 4,000,000 shares1 of Common Stock over the term of the Plan. For purposes of this limitation, option grants, stock appreciation rights and direct stock issuances made prior to January 1, 1995 shall not be taken into account.


---------------
(1) Adjusted to reflect one or more splits of the Common Stock.

            D. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section IV of Article Two and all share issuances under the Plan (including unvested share issuances under the Predecessor Plan which have been incorporated into this Plan), whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the option price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

            E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan may automatically increase in any calendar year, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances over the remaining term of the Plan, (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                              OPTION GRANT PROGRAM


         I. TERMS AND CONDITIONS OF OPTIONS

            Options granted pursuant to the Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

            A. Option Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The option price shall become immediately due upon exercise of the option and shall be payable in one of the following alternative forms specified below:

                         - full payment in cash or check drawn to the Corporation's order;

                         - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                         - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

                         - full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

            For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

            B. Term and Exercise of Options. Each option granted under this Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

            C. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

            D. Termination of Service.

               1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

                         - Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph
        C.3 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

                         - Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or
        (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate.

                         - Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

                         - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

                         - Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments for which the option would otherwise have become exercisable had such cessation of Service not occurred.

               3. The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

            E. Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

            F. Repurchase Rights. The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

                         (a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                         (b) All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent:
        (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                         (c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

        II. INCENTIVE OPTIONS

            The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

            A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

            (B) 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

            Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

       III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

            A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

            C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

            D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options granted under the Plan which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

            E. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

            G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

            H. Any Incentive Options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as incentive stock options under the Federal tax laws only to the extent the applicable dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        IV. STOCK APPRECIATION RIGHTS

            A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

            B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section IV may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

            C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

            D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right in effect for at least six
(6) months to the Corporation, to the extent such options are at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate option price payable for such shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section IV.D. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

            E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall NOT be available for subsequent issuance under the Plan.

                                 ARTICLE THREE
                             STOCK ISSUANCE PROGRAM


         I. TERMS AND CONDITIONS OF STOCK ISSUANCES

            Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Three.

            A. Consideration.

               1. Shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock ("Newly Issued Shares") shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

               (a) cash or cash equivalents (such as a personal check or bank draft) paid to the Corporation;

               (b) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon the terms and conditions established by the Plan Administrator; or

               (c) past services rendered to the Corporation or any parent or subsidiary corporation.

               2. The purchase price per Newly Issued Share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               3. Shares of Common Stock reacquired by the Corporation and held as treasury shares ("Treasury Shares") may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate, whether such consideration is in an amount less than, equal to, or greater than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

            B. Vesting Provisions.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

               (a) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

               (b) the number of installments in which the shares are to vest,

               (c) the interval or intervals (if any) which are to lapse between installments, and

               (d) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

               2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

               4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        II. CORPORATE TRANSACTIONS/CHANGE IN CONTROL

            A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under the Stock Issuance Program shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

            B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued under the Stock Issuance Program or at any time while those shares remain outstanding, to provide for the immediate and automatic vesting of those unvested shares at the time of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

       III. TRANSFER RESTRICTIONS/SHARE ESCROW

            A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE

               REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED _________, 199__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

            B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FOUR
                                  MISCELLANEOUS


         I. AMENDMENT OF THE PLAN AND AWARDS

            A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

            B. (i) Options to purchase shares of Common Stock may be granted under the Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

        II. TAX WITHHOLDING

            The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

            The Plan Administrator may, in its discretion and in accordance with the provisions of this Section II of Article Four and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of Non-Statutory Options or unvested shares under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, State and local income and employment withholding taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares (the "Withholding Taxes"). Such right may be provided to any such holder in either or both of the following formats:

            A. Stock Withholding. The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

            B. Stock Delivery. The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

       III. EFFECTIVE DATE AND TERM OF PLAN

            A. The Plan became effective on the Effective Date for the Plan.

            B. On January 27, 1995, the Board amended the Plan to increase the number of shares available for issuance pursuant to the Plan by 1,000,000 shares, and the stockholders approved such increase at the 1995 Annual Stockholders Meeting.

            C. On April 28, 1995, the Board amended the Plan to impose a limitation on the maximum number of shares of Common Stock for which any one participant in the Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1994. The amendment was approved by the stockholders at the 1995 Annual Stockholders Meeting.

            D. On January 21, 1997, the Board amended the Plan to increase the number of shares available for issuance pursuant to the Plan by an additional 3,000,000 shares, and the stockholders approved such increase at the 1997 Annual Stockholders Meeting.

            E. On April 14, 1998 the Board again amended the Plan to effect the following changes (the "1998 Amendment"): (i) implement an automatic share increase feature pursuant to which the maximum number of shares of Common Stock authorized for issuance under the Plan will automatically increase at periodic intervals by the number of shares of Common Stock repurchased by the Corporation on the open market with the cash proceeds received by the Corporation on or after the date of the 1998 Annual Stockholders Meeting from the following sources: the exercise of outstanding options under the Plan or the direct issuance of shares of Common Stock under the Plan, provided such automatic share increase shall not exceed 500,000 shares of Common Stock in any one calendar year and (ii) effect a series of technical changes to the provisions of the Plan (including the stockholder approval requirements and the transferability of Non-Statutory Options) in order to take advantage of the most recent amendments to Rule 16b-3 of the 1934 Act. The 1998 Amendment became effective immediately upon adoption by the Board was subsequently approved by the Corporation's stockholders at the 1998 Annual Meeting held on June 24, 1998.

            F. On January 14, 1999, the Board again amended the Plan to effect the following changes (the "1999 Amendment"): (i) increase the number of shares reserved for issuance under the Plan by 2,000,000 shares of Common Stock, (ii) require all options and direct stock issuances under the Plan to have an exercise or purchase price per share not less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the grant or issue date,
(iii) delete the cancellation/regrant provisions which allow the cancellation of outstanding options with exercise prices in excess of the then current Fair Market Value per share of Common Stock and the grant of replacement options with an exercise price based on the Fair Market Value per share of Common Stock at the time of the new grant, and (iv) remove the provision in the Plan which authorize the Plan Administrator to extend a loan to Optionees or Participants in connection with their exercise of options or their purchase of shares under the Plan. No options shall be granted, and no shares shall be issued, on the basis of the 2,000,000-share increase approved by the Board on January 14, 1999, unless and until the 1999 Amendment is approved by the stockholders. Should such stockholder approval not be obtained at the 1999 Annual Meeting, then such share increase shall not be implemented. However, the provisions of the Plan as in effect immediately prior to the 1999 Amendment shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants made prior to the 1999 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the 1999 Amendment shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

            G. Each stock option grant outstanding under the Predecessor Plan immediately prior to the Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. Each unvested share of Common Stock outstanding under the Predecessor Plan on the Effective Date shall continue to be governed solely by the terms and conditions of the instrument evidencing such share issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such unvested shares.

            H. The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Three relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options or unvested share issuances which are outstanding under the Predecessor Plan on the Effective Date but which do not otherwise provide for such acceleration.

            I. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all Non-Statutory Options outstanding under the Predecessor Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the Predecessor Plan.

            J. The Plan shall terminate upon the earlier of (i) June 30, 2003 or
(ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. Upon such plan termination, all outstanding option grants and unvested share issuances shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

        IV. REGULATORY APPROVALS

            A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Common Stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

         V. USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

        VI. NO EMPLOYMENT/SERVICE RIGHTS

            Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

       VII. MISCELLANEOUS PROVISIONS

            A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

            B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

            C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

PROXY                     PAIRGAIN TECHNOLOGIES, INC.
                 Annual Meeting of Stockholders, June 16, 1999
                14402 Franklin Avenue, Tustin, California 92780

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Charles S. Strauch, Michael Pascoe, Howard S. Flagg, Benedict A. Itri, Howard G. Bubb, Robert C. Hawk, Robert A. Hoff, B. Allen Lay, or any of them, each with full power of substitution, to represent the undersigned and to vote all shares of stock of PairGain Technologies, Inc. which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of PairGain Technologies, Inc. to be held at 14402 Franklin Avenue, Tustin, California 92780 on June 16, 1999 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, as follows on the reverse side.

   The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 1999 Annual Meeting.

   Whether or not the undersigned plans to attend the 1999 Annual Meeting, the undersigned is urged to execute and return this Proxy, which may be revoked at any time prior to the voting hereof.

   All other proxies heretofore given by the undersigned to vote shares of stock of PairGain Technologies, Inc. which the undersigned would be entitled to vote if personally present at said Annual Meeting or any other adjournment thereof are hereby expressly revoked.

   The shares represented by this Proxy will be voted as directed, but when no direction is given, they will be voted FOR the nominees named below and FOR approval of the proposals named below. The nomination of three members of the Board of Directors, the proposal of the amendments to the 1993 Stock Option/Stock Issuance Plan and the proposal to approve the appointment of Deloitte & Touche LLP as independent auditor of PairGain for 1999 have been made by PairGain Technologies, Inc. Your vote on each matter is neither conditioned on nor related to your vote on any other matter.

1. To ratify the appointment of the following director to serve for the term of two years:

                    FOR       WITHHOLD AUTHORITY TO VOTE
Michael Pascoe      [ ]                  [ ]
and to elect the following directors to serve for the term of three years:
Charles S. Strauch  [ ]                  [ ]
Robert C. Hawk      [ ]                  [ ]
Robert A. Hoff      [ ]                  [ ]

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2.  To approve the amendments to the 1993 Stock Option/Stock Issuance Plan:

                      [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

3. To approve the appointment of Deloitte & Touche LLP as independent auditor of PairGain for 1999.

                      [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors recommends a vote FOR the nominees listed above and FOR Proposal 2 and Proposal 3. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2 AND PROPOSAL 3 IF NO SPECIFICATION IS MADE.
                                                       Date:

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature

                                                       Please sign your name
                                                       exactly as it appears on
                                                       your stock certificate,
                                                       date and return this
                                                       Proxy as promptly as
                                                       possible in the reply
                                                       envelope provided. When
                                                       signing as attorney,
                                                       executor, trustee, or
                                                       guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       a duly authorized
                                                       officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person. Joint
                                                       owners must each sign
                                                       personally.

             PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY